EXHIBIT 10(d)

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of November 18, 2003, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent (in such capacity, the “Administrative Agent”) for the several lenders (the “Lenders”) from time to time parties to the Credit Agreement (as defined below):

W I T N E S S E T H:

WHEREAS, pursuant to the Revolving Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Stratus Technologies, Inc., a Delaware corporation (the “Borrower”), Stratus Technologies International, S.à r.l., a company organized under the laws of Luxembourg (“HubCo”), the Lenders, J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P. (“GSCP”), as joint lead arrangers and joint bookrunners, GSCP, as syndication agent, and the Administrative Agent, the Lenders have severally agreed to make loans to, and the Issuing Lender (as defined in the Credit Agreement) has agreed to issue and certain of the other Lenders have agreed to participate in letters of credit for the account of, the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the obligation of the Issuing Lender to issue and the Lenders to participate in letters of credit for the account of, the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Collateral Agreement to the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, in satisfaction of such condition, certain of the Grantors have entered into a Parent Guarantee and a Subsidiary Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guarantees”) for the benefit of the Administrative Agent and the Lenders; and

WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Collateral Agreement to secure payment and performance of such Grantor’s obligations under its respective Guarantee (or, in the case of the Borrower, under the Credit Agreement).

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective loans to, and to issue or participate in letters of credit for the account of, the Borrower under the Credit Agreement, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. Unless otherwise defined herein or in the preamble or recitals hereto, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Certificated Security, Chattel Paper, Documents, Farm Products, Goods, Instruments and Inventory; and the following terms shall have the following meanings:

“Accounts” means all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to any Grantor (including under any trade names, styles or divisions thereof) whether arising out of personal property owned or leased by it, Goods sold by it or services rendered by it or from any other transaction, whether or not the same involves the lease of personal property, sale of Goods or performance of services by such Grantor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the Code) and all of such Grantor’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for Goods or services, and all of such Grantor’s rights to any Goods represented by any of the foregoing (including returned or repossessed Goods and unpaid seller’s rights) and all moneys due or to become due to such Grantor under all contracts for the sale of Goods and/or the performance of services by it (whether or not yet earned by performance), under any lease of real or personal property (to the extent the grant of such a security interest is permitted by applicable law and is not prohibited by such lease), or under any franchise agreement, or in connection with any other transaction, now in existence or hereafter arising, including without limitation the right to receive the proceeds of said purchase orders and contracts and rents under such leases, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Agreement” means this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations” means (a) the unpaid principal amount of, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for such post-filing or post-petition interest is allowed), the Loans and all other obligations and liabilities of each Grantor to the Administrative Agent, the Issuing Lender or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit or L/C Application, the other Credit Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by each pursuant to the terms of the Credit Agreement) or otherwise, and (b) all obligations of each Grantor to any Lender or Lenders or its or their Affiliates under or in respect of any Interest Rate Agreement or Currency Agreement.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral” has the meaning assigned to it in Section 2 of this Agreement.

“Contract” means, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, including, without limitation, (a) all rights of each Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Grantor to perform and to exercise all remedies thereunder.

“Copyright License” means any written agreement, naming any Grantor, as licensor or licensee, granting any right to use any registered Copyright including, without limitation, any referred to in Schedule I hereto.

“Copyrights” means all of the following to the extent any Grantor now or hereafter has any right, title or interest therein: (a) all copyrights and all registrations and applications therefor, including, without limitation, any referred to in Schedule I hereto, and (b) all renewals of such copyrights.

“Equipment” means all machinery, equipment and furniture except Vehicles, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9-102(a)(33) of the Code.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“General Intangibles” has the meaning given to it in the Code and includes, whether or not so included in such meaning, any franchise agreements or rights in favor of or granted by any Grantor to know-how, trade secrets, product or service development ideas and designs, advertising commercials, renderings, strategies and plans, blueprints, architectural drawings, site location, personnel and franchisee information, proprietary information, computer and software technology and programs, contracts with distributors, and any similar items, all interest rate, foreign currency or similar agreements and general intangibles attributable to the Capital Stock of each Subsidiary.

“Guarantor Obligations” means all obligations and liabilities of each Grantor which may arise under, out of, or in connection with this Agreement, the Guarantees or any other Credit Document to which such Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by such Grantor pursuant to the terms of any of the foregoing agreements).

“Investment Property” means (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” means (a) the companies identified on Schedule IV hereto as the issuers of the Pledged Notes, (b) the companies identified on Schedule V hereto as the issuers of the Pledged Stock, (c) any other Subsidiaries of Holdings created or acquired after the date hereof the equity of which is required to be pledged by this Agreement or Section 6.9(b) or 6.9(c) of the Credit Agreement and (d) any other issuer of any Investment Property; individually, each an “Issuer”.

“License” means any Copyright License, Patent License or Trademark License.

“Obligations” means the Borrower Obligations and the Guarantor Obligations.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any Patent referred to in Schedule II hereto.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule II hereto and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule II hereto.

“Pledged Notes” means all promissory notes listed on Schedule IV hereto, and, if requested by the Administrative Agent, any other promissory note issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by such Grantor (other than to a Subsidiary of such Grantor) in the ordinary course of business and Undelivered Notes).

“Pledged Stock” means the shares of Capital Stock listed on Schedule V hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any Grantor and that are required by this Agreement or the Credit Agreement to be pledged hereunder while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary of a Domestic Entity be required to be pledged hereunder.

“Proceeds” means “proceeds”, as such term is defined in Section 9-102(a)(64) of the Code and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to any Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to any Grantor from time to time in connection with any taking of all or any part of the Collateral by any Governmental Authority or any Person acting under color of Governmental Authority, (c) all judgments in favor of any Grantor in respect of the Collateral, (d) all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto and (e) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Issuer” means each Issuer of Pledge Stock.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule III hereto.

“Trademarks” means (a) all registered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule III hereto, and (b) all renewals thereof.

“Undelivered Notes” means any promissory notes issued to any Grantor so long as the aggregate principal amount of all Undelivered Notes shall not exceed, at any time, $1,000,000.

“Vehicles” means all cars, trucks, trailers and other vehicles covered by a certificate of title law of any state.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Lenders, security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, excluding, however, (x) Vehicles and (y) any assets acquired or owned pursuant to Section 7.6(h)(i) of the Credit Agreement that are not equity interests in or assets of wholly-owned Subsidiaries (collectively, the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Copyrights;

(e) all Copyright Licenses;

(f) all Documents;

(g) all Equipment;

(h) all General Intangibles;

(i) all Instruments;

(j) all Inventory;

(k) all Investment Property;

(l) all Patents;

(m) all Patent Licenses;

(n) all Trademarks;

(o) all Trademark Licenses;

(p) all books and records pertaining to the Collateral;

(q) all other Goods and personal property of such Grantor, whether tangible or intangible and whether now or hereafter owned by such Grantor, and wherever located; and

(r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that (i) in no event shall Collateral include more than 65% of the total outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary of a Domestic Entity and (ii) notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

3. Rights of Administrative Agent and Limitations on Administrative Agent’s and Lenders’ Obligations.

(a) Each Grantor Remains Liable under Accounts, Licenses, Contracts, Etc. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Licenses and Contracts to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, License or Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account, License or Contract by reason of or arising out of this Agreement or the receipt by the

Administrative Agent or any Lender of any payment relating to such Account, License or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, License or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, License or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Notice to Account Debtors and Contracting Parties. At any time after an Event of Default has occurred and so long as such Event of Default shall be continuing, upon the request of the Administrative Agent such Grantor shall, and the Administrative Agent may (with concurrent notice to such Grantor thereof), notify account debtors on the Accounts and parties to the Contracts and Licenses that the Accounts, Contracts and Licenses have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent. At any time after an Event of Default shall have occurred and be continuing, the Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts and Licenses to verify with them to its satisfaction the existence, amount and terms thereof.

(c) Verification of Accounts and Inventory. The Administrative Agent shall have the right to make test verifications of the Accounts and Inventory in any reasonable manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith, provided that, so long as no Event of Default shall have occurred and be continuing, (i) any such verification shall be conducted in the name of the relevant Grantor or in such other manner as shall not disclose the Administrative Agent’s identity or interest in the Collateral and (ii) the Administrative Agent shall conduct such verification with respect to any Grantor no more frequently than once per year and shall give the Borrower reasonable advance notice thereof. The Administrative Agent may after the occurrence and during the continuance of an Event of Default in its own name or in the name of others communicate with account debtors in order to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts and/or Inventory.

4. Representations and Warranties. Each Grantor hereby represents and warrants that:

(a) Power and Authority. Each Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Agreement and has taken all necessary corporate actions to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement.

(b) Title; No Other Liens. Except for the Lien granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, each Grantor owns each item of the Collateral free and clear of any and all Liens except Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the

Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement, or (ii) as may be permitted pursuant to the Credit Agreement.

(c) Perfected Liens. With respect to assets located in the United States and United States law, the Liens granted pursuant to this Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, to the extent that (i) such Liens can be perfected by filing a financing statement under the Uniform Commercial Code, as in effect in the relevant jurisdiction or (ii) any Grantor is required to deliver such Collateral to the Administrative Agent pursuant to Section 5(a) hereof, which are prior to all other Liens on the Collateral created by such Grantor and in existence on the date hereof, except for Liens permitted to exist on the Collateral pursuant to the Credit Agreement, and which are enforceable as such against all creditors of and purchasers from such Grantor.

(d) Accounts and Records. The amount represented by each Grantor to the Administrative Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder in all material respects, subject to adjustments in the ordinary course of business. No amount payable to such Grantor under or in connection with any Account, Contract or License in excess of $1,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent except for notes receivable from officers pursuant to executive stock purchase plans. The place where each Grantor keeps its records concerning the Accounts and the other Collateral is located at an address listed on Schedule VII hereto.

(e) Consents. In each case in this clause (e), except to the extent that a material adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole would not reasonably be expected to result therefrom, each Contract and License is in full force and effect and, to the best knowledge of each Grantor, constitutes a valid and legally enforceable obligation of the other obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts, Licenses or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account, License or Contract to any material adverse limitation, either specific or general in nature. No Grantor and (to the best of such Grantor’s knowledge) no other party to any Account, License or Contract is in default in the performance or observance of any of the material terms thereof. Each Grantor has fully performed all its material obligations under each License and Contract to the extent such obligations are required to be performed on or prior to the date hereof. The right, title and interest of such Grantor in, to and under each Account, License and Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Account, License or Contract as Collateral, nor have any of the foregoing been asserted or alleged against such Grantor as to any of the foregoing.

(f) Inventory. The Inventory located in the United States is kept at the locations listed on Schedule VI hereto, as amended or supplemented from time to time pursuant to Section 5(p) hereof.

(g) Equipment. The Equipment located in the United States is kept at the locations listed on Schedule VI hereto, as amended or supplemented from time to time pursuant to Section 5(p) hereof.

(h) Chief Executive Office. Each Domestic Grantor’s chief executive office and chief place of business is located at the address listed on Schedule VII hereto.

(i) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

(j) Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares or interests of all classes of the Capital Stock of each Stock Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock pledged by a Grantor that is a Domestic Entity, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of the relevant Stock Issuer. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. To the best knowledge of such Grantor, each of the Pledged Notes pledged by such Grantor hereunder constitutes a valid and legally enforceable obligation of the other obligor in respect thereof or parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for the Lien created by this Agreement and Permitted Liens.

(k) Patents, Trademarks and Copyrights. Schedule II hereto includes all material Patents and Patent Licenses owned by each Grantor in its own name as of the date hereof. Schedule III hereto includes all material registered Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof. Schedule I hereto includes all material registered Copyrights in which each Grantor has any colorable claim of ownership as of the date hereof. Except as set forth on Schedule II or Schedule III, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. All licenses of each Grantor’s Trademarks are in force and, to the best knowledge of such Grantor, not in default. No holding, decision or judgment has been rendered by any Governmental Authority with respect to any Patent or Trademark which would limit, cancel or question the validity of any Patent or Trademark. Except as set forth on Schedule II or Schedule III, no action or proceeding is pending or, to the knowledge of such Grantor, threatened (i) seeking to limit, cancel or question the validity of any material Patent or Trademark or such Grantor’s ownership thereof, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Patent or Trademark.

(l) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened by or against such Grantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby which would have a material adverse effect upon any material portion of the Collateral or the granting of the security interests hereby.

5. Covenants. Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent:

(a) Further Documentation; Pledge of Instruments and Chattel Paper.

(i) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, any Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby, (B) in the case of Investment Property and any other relevant Collateral, taking actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto and (C) upon the reasonable request of the Administrative Agent, notification to the account debtor or other actions reasonably advisable pursuant to Section 9-301 of the Code or any other applicable Requirement of Law in respect of the assets and rights pledged by HubCo or any other Foreign Entity to the Administrative Agent and the Lenders. Each Grantor also hereby authorizes the Administrative Agent to file (after written notice to the Borrower) any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law, provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(ii) If any amounts payable under or in connection with any of the Collateral having a face value in excess of $1,000,000 in the aggregate at any one time outstanding shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. So long as no Default or Event of Default has occurred and is continuing, upon request by any Grantor, the Administrative Agent shall make available any such pledged Collateral to such Grantor, or its designee, that such Grantor specifies is required for the purpose of ultimate sale, exchange, presentation, collection, renewal, registration or transfer thereof, provided that in each case arrangements reasonably satisfactory to the Administrative Agent shall be made for the return of such pledged Collateral within 21 days from the time of delivery by the Administrative Agent, except for pledged Collateral that has been fully repaid, satisfied, or transferred as permitted hereunder.

(iii) Notwithstanding anything set forth in this Agreement to the contrary, so long as no Default or Event of Default has occurred and is continuing, no Grantor shall be required to deliver to the Administrative Agent any Instrument, Certificated Security or Chattel Paper to be held by the Administrative Agent as Collateral pursuant to this Agreement so long as the aggregate amount evidenced by all such Instruments, Certificated Securities and Chattel Paper does not exceed $1,000,000 at any one time outstanding.

(b) Indemnification. Each Grantor agrees to pay, and to save the Administrative Agent, the Issuing Lender and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by such Grantor in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided that no Grantor shall be liable for the payment of any portion of such liabilities, costs or expenses resulting from the gross negligence or willful misconduct of the Administrative Agent or any of the Lenders. Without limiting the preceding sentence, each Grantor will indemnify and save and keep harmless the Administrative Agent and each Lender from and against all expense, loss or damage suffered by reason of any counterclaim of the account debtor or obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Grantor.

(c) Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts, Contracts and Licenses. Each Grantor will mark its internal books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Administrative Agent’s and the Lenders’ further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in each Grantor’s books and records pertaining to the Collateral, and each Grantor shall make available for review any such books and records to the Administrative Agent or to its representatives during normal business hours at the reasonable request of the Administrative Agent. Each Grantor shall permit representatives of the Administrative Agent, upon reasonable notice to the Borrower (but no more frequently than monthly unless a Default or Event of Default shall have occurred and be continuing), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of such Grantor with officers and employees thereof and with their independent certified public accountants.

(d) Right of Inspection. The Administrative Agent and the representatives of any Lender shall upon reasonable notice (made through the Administrative Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) have full and free reasonable access to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of HubCo, the Borrower and their respective Subsidiaries with officers and employees thereof and with their independent certified public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of the Borrower, and the Borrower agrees to render to the Administrative Agent at the Borrower’s cost and expense, and to the Lenders, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders shall keep such information thereby obtained confidential to the extent set forth in Section 10.6(f) of the Credit Agreement.

(e) Compliance with Laws, etc. Each Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor’s business except where failure to so comply could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole; provided that such Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Administrative Agent, adversely affect the Administrative Agent’s or the Lenders’ rights or the priority of their Liens on the Collateral.

(f) Compliance with Terms of Contracts, etc. Each Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral except where failure to so perform or comply could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole.

(g) Payment of Obligations. Each Grantor will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except (i) that no such charge need be paid if (x) the validity thereof is being contested in good faith by appropriate proceedings, (y) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (z) such charge is adequately reserved against on such Grantor’s books in accordance with GAAP and (ii) where failure to make such payment could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole.

(h) Maintenance of Insurance. All insurance maintained by such Grantor pursuant to Section 6.5(b) of the Credit Agreement shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(i) Limitation on Liens on Collateral. No Grantor will create, incur or permit to exist, and each Grantor will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will take all commercially reasonable actions to defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(j) Limitations on Dispositions of Collateral. No Grantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted by the Credit Agreement. Concurrently with any such permitted disposition, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Agreement (the “Security Interest”). It is acknowledged and agreed that notwithstanding any release of property from the Security Interest in accordance with the foregoing provisions of this Section, the Security Interest shall in any event continue in the Proceeds of Collateral. The Administrative Agent shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by any Grantor to accomplish or confirm the release of Collateral provided by this Section. Any such release of Collateral provided by the Administrative Agent shall specifically describe that portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Administrative Agent has not assigned its rights and interests to any other Person). Such Grantor shall pay all of the Administrative Agent’s reasonable expenses in connection with any release of Collateral.

(k) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. No Grantor will (i) amend, modify, terminate or waive any provision of any Contract, agreement or lease giving rise to an Account or License in any manner which could reasonably be expected to materially adversely affect the value of such Contract, Account or License as Collateral, except in a manner consistent with the ordinary and customary conduct of its business, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract, agreement or lease giving rise to an Account or License (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of its business or (iii) fail to deliver to the Administrative Agent upon its reasonable request a copy of each material demand, notice or document received by it relating in any way to any material Contract, agreement or lease giving rise to an Account or License except, with respect to clauses (i) and (ii) to the extent that such amendment, modification, termination, waiver or failure would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole.

(l) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by each Grantor over a period of time, no Grantor will grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(m) Maintenance of Equipment. Each Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

(n) Further Identification of Collateral. Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(o) Notices. Each Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(p) Changes in Locations, Name, etc. No Grantor will (i) change its jurisdiction of organization or (ii) change its name (including the adoption of any new trade name), identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless it shall have provided at least 15 days’ prior written notice to the Administrative Agent of any such event and provide the Administrative Agent with its new jurisdiction of organization or the change in such Grantor’s name, as the case may be. In connection with any actions permitted pursuant to clause (i) of this Section 5(p), the Administrative Agent shall be entitled to receive any legal opinions it reasonably requests as to the continued perfection of the security interest granted hereby in the Collateral, which opinions shall be deemed satisfactory to the Administrative Agent if substantially similar to the perfection opinions given by Gibson, Dunn & Crutcher LLP on the Closing Date.

(q) Copyrights. Each Grantor (i) will employ the Copyright for each material published work with such notice of copyright as may be required by law to secure copyright protection and (ii) will not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and:

(A)	will not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain;

(B)	shall notify the Administrative Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding such Grantor’s ownership of any such Copyright or its validity;

(C)	will take all necessary steps as it shall deem appropriate under the circumstances in its reasonable discretion, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by such Grantor including, without limitation, filing of applications for renewal, where necessary; and

(D)	will promptly notify the Administrative Agent of any material infringement of any material Copyright of such Grantor of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(r) Patents and Trademarks.

(i) Each Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines not to do so, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) use reasonable efforts to employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless within 45 days after such use or adoption the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii) No Grantor will, except with respect to any Patent that such Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines so to do, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

(iii) Each Grantor will notify the Administrative Agent immediately if it knows, that any material registered application relating to any Patent, or any application or registration relating to any Trademark may become abandoned or dedicated, or of any adverse determination or material development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for any Patent or for the registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints and constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest and is irrevocable until the Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

(v) Each Grantor, except with respect to any Patent or Trademark such Grantor shall reasonably determine is of immaterial economic value to it or it otherwise reasonably determines not to so do and except with respect to any Trademark that is not registrable, will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration or Patent) and to maintain each Patent and each registration of Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability when appropriate.

(vi) In the event that any Patent or material registered Trademark included in the Collateral is infringed, misappropriated or diluted by a third party which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole, such Grantor shall promptly notify the Administrative Agent after it learns thereof and shall, unless such Grantor shall reasonably determine that such Patent or Trademark is of immaterial economic value to such Grantor, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including but not limited to taking action to promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(s) Investment Property.

(i) If such Grantor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(ii) Without the prior written consent of the Administrative Agent, such Grantor will not (A) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement) or (B) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the Lien provided for by this Agreement and Permitted Liens.

(iii) In the case of each Grantor which is an Issuer, such Issuer agrees that (A) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (B) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(s)(i) hereof with respect to the Investment Property issued by it and (C) the terms of Sections 7(c) and 10 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7(c) or 10 with respect to the Investment Property issued by it.

6. Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time after the occurrence, and during the continuation, of an Event of Default in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(i) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, License or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, License or General Intangible or with respect to any other Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, provided that if such taxes are being contested in good faith and by appropriate proceedings, the Administrative Agent will consult with such Grantor before making any such payment; and

(iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers. (i) Each Grantor also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 or 10 hereof, any indorsement, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) each Grantor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Grantor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(c) No Duty on Administrative Agent’s or Lenders’ Part. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

7. Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends paid by the relevant Issuer to the extent permitted in the Credit Agreement in respect of the Pledged Stock, and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that each Grantor agrees that it shall not vote in any way that would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the Security Documents or any of the other Credit Documents. The Administrative Agent shall, at the Borrower’s sole cost and expense, execute and deliver (or cause to be executed and delivered) to the Borrower all proxies and other instruments as the Borrower may reasonably request for the purpose of enabling any Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section.

(b) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property may be registered in the name of the Administrative Agent or its nominee, and, subject to the terms of this Agreement, the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, and except for its gross negligence or willful misconduct or failure to comply with the provisions of Section 13 hereof, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, to the extent such instruction is in compliance with applicable law.

(d) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lenders of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lenders shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Administrative Agent agrees to release promptly to the Borrower any dividends, cash, securities, instruments and other property paid, payable or otherwise distributed in respect of the Collateral which it may receive under Section 7(b) hereof if, prior to the occurrence of an acceleration of any of the Obligations, all Defaults and Events of Default have been waived or are no longer continuing.

8. Performance by Administrative Agent of Any Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to 2% plus the Alternate Base Rate, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Obligations secured hereby; provided that the Administrative Agent shall in any event first have given such Grantor written notice of its intent to do the same and such Grantor shall not have, within 30 days of such notice (or such shorter period as the Administrative Agent may reasonably determine is necessary in order to preserve the benefits of this Agreement with respect to any material portion of the Collateral), paid such claim or obtained to the Administrative Agent’s satisfaction the release of the claim or Lien to which such notice relates.

9. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent on behalf of the Lenders, except with respect to the Pledged Stock, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. With respect to the Pledged Stock, in the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Credit Agreement, the Administrative Agent on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Sections 9-615(a)(3) and 9-615(a)(4) of the Code, need the Administrative Agent account for the surplus, if any, to such Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, except to the extent arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Such Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

10. Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii)

use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 90 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner that the Administrative Agent in good faith believes to be commercially reasonable under the circumstances shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 10 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

11. No Subrogation. Notwithstanding any payment or payments made by any Grantor hereunder or any set-off or application of funds of any Grantor by any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Grantor seek any reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, and any such rights of subrogation and reimbursement of the Grantors are hereby waived until all amounts owing to the Administrative

Agent and the Lenders by the Grantors on account of the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

12. Amendments, etc. with Respect to the Obligations. Each Grantor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby notwithstanding that, without any reservation of rights against any Grantor, and without notice to or further assent by such Grantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or any Lender, and any of the Obligations continued, and the Obligations, or the liability of each Grantor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, the other Credit Documents, any Interest Rate Agreements, any Foreign Currency Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Administrative Agent or any Lender may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure this or any other Lien at any time held by it as security for the Obligations or any property subject thereto. Each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between any Grantor and the Administrative Agent or any Lender, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Grantor with respect to the Obligations.

13. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

14. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in Section 9.3 of the Credit Agreement or Section 13 hereof.

15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 20 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

19. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Agreement and the other Credit Documents represent the entire agreement of each Grantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

21. Notices. All notices, requests and demands to or upon each Grantor or the Administrative Agent or any Lender to be effective shall be in writing or by telecopy or telex and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telecopy notice, when sent, or, in the case of telex notice, when sent, answerback received, addressed to a party at the address provided for such party (including any addresses for copies) in Section 10.2 of the Credit Agreement or Schedule I to the relevant Guarantee, as applicable.

22. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

23. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

24. Additional Grantors. (a) Each Subsidiary of HubCo that is required to become a party to this Agreement pursuant to Section 6.9(b) of the Credit Agreement shall become a

Grantor for all purposes of this Agreement, and a Guarantor for all purposes of the Parent Guaranty, upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(b) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement, and a Guarantor for all purposes of the Subsidiary Guarantee, upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto.

25. Releases. The Administrative Agent and the Lenders agree to cooperate with each Grantor with respect to any sale permitted by Section 7.5 of the Credit Agreement and promptly take such action and execute and deliver such instruments and documents necessary to release the Liens and security interests created hereby relating to any of the assets or property affected by any sale permitted by Section 7.5 of the Credit Agreement including, without limitation, any necessary Uniform Commercial Code amendment, termination or partial termination statement.

26. Termination. This Agreement (other than with respect to any cash collateral securing any outstanding Letter of Credit) shall terminate when all the Obligations have been paid in full, the Commitments have been terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent. Upon such termination, the Administrative Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to each Grantor, or to such person or persons as such Grantor shall designate, or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) (other than with respect to any cash collateral securing any outstanding Letter of Credit) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments or reassignment and release. Any such reassignment and release shall be without recourse upon or warranty by the administrative Agent (other than a warranty that the Administrative Agent has not assigned its rights and interests hereunder to any Person) and at the expense of each Grantor.

27. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first written above.

STRATUS TECHNOLOGIES, INC.

By:	/s/ Robert C. Laufer
Name: Robert C. Laufer
Title: Chief Financial Officer

STRATUS TECHNOLOGIES INTERNATIONAL, S.À R.L.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

STRATUS EQUITY S.À. R.L.

By:	/s/ Hans de Graaf
Name: Hans de Graaf
Title: Director

SRA TECHNOLOGIES CYPRUS LTD.

By:	/s/ Zahid Zakiuddin
Name:Zahid Zakiuddin
Title:Director

STRATUS TECHNOLOGIES BERMUDA LTD.

By:	/s/ Zahid Zakiuddin
Name:Zahid Zakiuddin
Title:Director

STRATUS TECHNOLOGIES IRELAND LTD.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title: Authorized Signatory

STRATUS RESEARCH AND DEVELOPMENT LTD.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title: Authorized Signatory

CEMPRUS TECHNOLOGIES, INC.

By:	/s/ Frederick S. Prifty
Name: Frederick S. Prifty
Title: President

CEMPRUS, LLC

By:	/s/ Frederick S. Prifty
Name: Frederick S. Prifty
Title: President

Schedule I to

Collateral Agreement

Copyrights and Copyright Licenses

Schedule II to

Collateral Agreement

Patents and Patent Licenses

Schedule III to

Collateral Agreement

Trademarks and Trademark Licenses

Schedule IV to

Collateral Agreement

Pledged Notes

Issuer	Payee	Principal Amount

Schedule V to

Collateral Agreement

Pledged Stock

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Schedule VI to

Collateral Agreement

Locations of Inventory and Equipment

Grantor	Locations

Schedule VII to

Collateral Agreement

Location of Chief Executive Office

Grantor	Locations

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of November     , 2003 (the “Collateral Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, as Administrative Agent. The undersigned agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(s)(i) of the Collateral Agreement. The undersigned further agrees that the terms of Sections 7(c) and 10 of the Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7(c) or 10 of the Collateral Agreement, to the extent permitted by applicable law.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                     ,             , made by                     , a                      corporation (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Stratus Technologies, Inc., a Delaware corporation (the “Borrower”), Stratus Technologies International, S.à. r.l., a company organized under the laws of Luxembourg (the “HubCo”), the Lenders, J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P. (“GSCP”), as joint lead arrangers and joint bookrunners, GSCP, as syndication agent, and the Administrative Agent have entered into the Revolving Credit Agreement, dated as of November     , 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, HubCo and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of November     , 2003 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, HubCo and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Parent Guarantee, dated as of November     , 2003 (as amended, supplemented or otherwise modified from time to time, the “Parent Guarantee”), in favor of the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement and to the Parent Guarantee; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 24 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral

Agreement is true and correct on and as the date hereof in all material respects (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Parent Guarantee. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 19 of the Parent Guarantee, hereby becomes a party to the Parent Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

3. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first written above.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule I

Supplement to Schedule II

Supplement to Schedule III

Supplement to Schedule IV

Supplement to Schedule V

Supplement to Schedule VI

Supplement to Schedule VII

Annex 2 to

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                     ,             , made by                     , a                      corporation (the “Additional Subsidiary”), in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Stratus Technologies, Inc., a Delaware corporation (the “Borrower”), Stratus Technologies International, S.à. r.l., a company organized under the laws of Luxembourg (the “HubCo”), the Lenders, J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P. (“GSCP”), as joint lead arrangers and joint bookrunners, GSCP, as syndication agent, and the Administrative Agent have entered into the Revolving Credit Agreement, dated as of November     , 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, HubCo and certain of its Subsidiaries (other than the Additional Subsidiary) have entered into the Collateral Agreement, dated as of November     , 2003 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, certain Subsidiaries of the Borrower (other than the Additional Subsidiary) have entered into the Subsidiary Guarantee, dated as of November     , 2003 (as amended, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee”), in favor of the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Subsidiary to become a party to the Collateral Agreement and to the Subsidiary Guarantee; and

WHEREAS, the Additional Subsidiary has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Subsidiary, as provided in Section 24 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Subsidiary hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof in all material respects (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Subsidiary Guarantee. By executing and delivering this Assumption Agreement, the Additional Subsidiary, as provided in Section 18 of the Subsidiary Guarantee, hereby becomes a party to the Subsidiary Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

3. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first written above.

[ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

Annex 2-A to

Assumption Agreement

Supplement to Schedule I

Supplement to Schedule II

Supplement to Schedule III

Supplement to Schedule IV

Supplement to Schedule V

Supplement to Schedule VI

Supplement to Schedule VII